SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (date of earliest event reported): September 1, 2000


               Exact name of registrants as specified in their charters,
Commission     state of incorporation, address of principal executive         I.R.S. Employer
File Number    offices, and telephone number                               Identification Number
1-15929        CP&L Energy, Inc.                                                56-2155481
               411 Fayetteville Street
               Raleigh, North Carolina 27601-1748
               Telephone:  (919) 546-6411
               State of Incorporation: North Carolina


1-3382         Carolina Power & Light Company                                   56-0165465
               411 Fayetteville Street
               Raleigh, North Carolina 27601-1748
               Telephone:  (919) 546-6411
               State of Incorporation: North Carolina

                                       N/A
                                       ---
              (Former name, former address and former fiscal year,
                         if changed since last report)

This combined Form 8-K represents separate filings by CP&L Energy, Inc. and Carolina Power & Light Company. Information contained herein relating to an individual registrant is filed by that registrant on its own behalf.

Item 5. Other Events

The following report is being made to provide the public with access to the information that CP&L Energy, Inc. intends to provide to answer questions concerning the letter discussed below.

On August 18, 2000, Mr. Edwin Dove, who claims to be a customer of and an investor in CP&L Energy, filed an intervention at the Securities and Exchange Commission ("SEC") in connection with the pending application for approval of the proposed combination of CP&L Energy and Florida Progress. Both companies believe that the issues raised in Mr. Dove's letter are addressed in their application. The companies continue to plan for a fall closing.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This report contains forward looking statements relating to the impact of a filing by an unaffiliated individual person with a federal regulatory body that must approve the referenced business combination. Those statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from expectations. Key factors that could have a direct bearing on the companies' abilities to fulfill those expectations include the nature and timing of actions by the SEC and its staff.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CP&L ENERGY, INC.
                              CAROLINA POWER & LIGHT COMPANY
                                            Registrants


                              By: /s/ Peter M. Scott III
                                  ------------------------------------------
                                  Peter M. Scott III
                                  Executive Vice President and
                                  Chief Financial Officer of each Registrant

Date:  September 1, 2000